UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2011

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan		48152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit and Guaranty Agreement

On June 13, 2011, Tower International, Inc. (the “Company”) entered into an Amended and Restated Revolving Credit and Guaranty Agreement dated as of June 13, 2011 (the “Amended Revolving Credit Facility Agreement”) by and among Tower Automotive Holdings USA, LLC (the “Borrower”), the Company, Tower Automotive Holdings I, LLC (“Holdco”), Tower Automotive Holdings II(a), LLC, Tower Automotive Holdings II(b), LLC, the subsidiary guarantors named therein, JPMorgan Chase Bank, N.A., Wells Fargo Capital Finance, LLC and each of the other financial institutions from time to time party thereto, as Lenders and JPMorgan Chase Bank, N.A., as Issuing Lender, as Swing Line Lender and as Administrative Agent (in such capacity, the “Agent”) for the Lenders.

The Amended Revolving Credit Facility Agreement amends and restates in its entirety the Revolving Credit and Guaranty Agreement dated as of July 31, 2007 (the “Existing Revolving Credit Facility Agreement”), by and among Borrower, its domestic affiliate and domestic subsidiary guarantors named therein and the lenders party thereto and the Agent. The Amended Revolving Credit Facility Agreement provides for an asset-based revolving credit facility (the “Amended Revolving Credit Facility”) in the aggregate amount of up to $150 million, subject to a borrowing base limitation. The expiration date for the Amended Revolving Credit Facility is June 13, 2016.

Advances under the Amended Revolving Credit Facility will bear interest at an alternate base rate (which is the highest of the Prime Rate, the Federal Funds Rate plus 1/2% and the Adjusted LIBOR Rate (as each such term is defined in the Amended Revolving Credit Facility Agreement) for a one month interest period plus 1%) plus a base rate margin or LIBOR plus a Eurodollar margin. The applicable margins are determined by the average availability under the Amended Revolving Credit Facility over the preceding three consecutive full calendar months and as of the date of the Amended Revolving Credit Facility Agreement were 2.25% per annum and 3.25% per annum for base rate and LIBOR based borrowings, respectively. Specifically, the applicable margin will be as follows:

Average Availability (for the three consecutive full preceding calendar months)	Eurodollar Margin	Alternate Base Rate Margin
Equal to or greater than $100 million	3.00%	2.00%
Less than $100 million but greater than or equal to $50 million	3.25%	2.25%
Less than $50 million	3.50%	2.50%

The Amended Revolving Credit Facility is guaranteed by the Company, on an unsecured basis, and certain of the Company’s direct and indirect domestic subsidiaries, on a secured basis. The Amended Revolving Credit Facility is secured by the same assets of Borrower and the subsidiary guarantors that secured the obligations under the Existing Revolving Credit Facility Agreement.

The Amended Revolving Credit Facility Agreement contains customary covenants applicable to certain of the Company’s subsidiaries. The Amended Revolving Credit Facility Agreement contains a financial maintenance covenant ratio (the “Fixed Charge Coverage Ratio”) based on the ratio of consolidated adjusted EBITDA to consolidated fixed charges, each as defined in the Amended Revolving Credit Facility Agreement. If less than 12.5 percent of the total commitment (which is currently $150 million) is available under the facility for more than two consecutive days, Holdco is required to maintain a consolidated Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 on a rolling four quarter basis. If Holdco is required at any time to maintain the consolidated Fixed Charge Coverage Ratio, such requirement will end after more than 12.5 percent of the total commitment is available (provided that such number cannot be less than $12.5 million) for twenty consecutive days.

The Amended Revolving Credit Facility Agreement includes customary events of default and amounts due thereunder may be accelerated upon the occurrence of an event of default.

The description of the Amended Revolving Credit Facility Agreement is qualified in its entirety by reference to the full text of the Amended Revolving Credit Facility Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Letter of Credit Facility

On June 13, 2011, the Company entered into a Letter of Credit Facility Agreement dated as of June 13, 2011 (the “Letter of Credit Facility Agreement”) by and among Tower Automotive Holdings USA, LLC (the “L/C Borrower”), the Company, JPMorgan Chase Bank, N.A., in its capacity as participant in respect of letters of credit issued thereunder, and JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Lender.

The Letter of Credit Facility Agreement provides for a letter of credit facility (the “Letter of Credit Facility”) for the issuance of up to $38 million of letters of credit with a sublimit for Euro dominated letters of credit (with an option to increase the Letter of Credit Facility to $44.5 million in the future). Upon a third party drawing on letters of credit issued under the Letter of Credit Facility, the L/C Borrower will become obligated to pay to the lenders the amounts so drawn. The expiration date of the Letter of Credit Facility is June 13, 2014.

As of the closing date of the Letter of Credit Facility, an 8.5% per annum fee is due on the total amount of the facility. This fee is subject to change in the future based upon then current market conditions.

The Letter of Credit Facility is guaranteed by the Company and certain of the Company’s direct and indirect domestic subsidiaries on an unsecured basis pursuant to a Guaranty entered into and made as of June 13, 2011, by the Company, Holdco and certain subsidiaries of Holdco in favor of the Administrative Agent under the Letter of Credit Facility Agreement.

The Letter of Credit Facility is unsecured. The Letter of Credit Facility Agreement contains customary covenants applicable to certain of the Company’s subsidiaries. Under the Letter of Credit Facility Agreement, Holdco must comply with the same consolidated fixed charge coverage ratio set forth in the Amended Revolving Credit Facility Agreement (and such covenant is only applicable under the Letter of Credit Facility Agreement to the same extent, and at the same times, that it is applicable under the Amended Revolving Credit Facility Agreement).

The Letter of Credit Facility Agreement includes customary events of default and amounts due thereunder may be accelerated upon the occurrence of an event of default.

Item 1.02.	Termination of Material Definitive Agreement.

In conjunction with the entry into the Letter of Credit Facility Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein, on June 13, 2011 the Company terminated its First Lien Term Loan and Guaranty Agreement (the “First Lien Agreement”), dated as of July 31, 2007, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Holding Europe B.V., the guarantors named therein, the lenders, named therein and JPMorgan Chase Bank, N.A., as agent. In connection with the termination of the First Lien Agreement, a $27.5 million deposit was returned to an affiliate of the Company’s majority stockholder, in such affiliate’s capacity as a deposit lender thereunder.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.
10.1	Amended and Restated Revolving Credit and Guaranty Agreement dated as of June 13, 2011, by and among Tower Automotive Holdings USA, LLC, Tower International, Inc., Tower Automotive Holdings I, LLC, Tower Automotive Holdings II(a), LLC, Tower Automotive Holdings II(b), LLC, the subsidiary guarantors named therein, JPMorgan Chase Bank, N.A., Wells Fargo Capital Finance, LLC and each of the other financial institutions from time to time party thereto, as Lenders and JPMorgan Chase Bank, N.A., as Issuing Lender, as Swing Line Lender and as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten
Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

Dated: June 14, 2011

EXHIBIT INDEX

Exhibit No.

10.1	Amended and Restated Revolving Credit and Guaranty Agreement dated as of June 13, 2011, by and among Tower Automotive Holdings USA, LLC, Tower International, Inc., Tower Automotive Holdings I, LLC, Tower Automotive Holdings II(a), LLC, Tower Automotive Holdings II(b), LLC, the subsidiary guarantors named therein, JPMorgan Chase Bank, N.A., Wells Fargo Capital Finance, LLC and each of the other financial institutions from time to time party thereto, as Lenders and JPMorgan Chase Bank, N.A., as Issuing Lender, as Swing Line Lender and as administrative agent for the Lenders.